UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 10, 2023

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39184	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane, Suite 650, Dallas, TX	75225
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWKH	The Nasdaq Stock Market LLC
9.00% Senior Notes due 2027	SWKHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 10, 2023, SWK Holdings Corporation (the “Company”), SWK Funding LLC, First Horizon Bank and the financial institutions party thereto entered into a First Amendment to Credit Agreement (the “Amendment”), which amended the Credit Agreement, dated as of June 28, 2023 (as amended by the Amendment, the “Credit Agreement”), by and among the Company, SWK Funding LLC, the lenders party thereto and First Horizon Bank as a lender and agent, in order to, effective as of October 10, 2023, join Woodforest National Bank as an additional lender such that, after giving effect to such joinder, the aggregate commitments thereunder were increased from $45.0 million to $60.0 million.

The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated October 10, 2023, by and among the Company, SWK Funding LLC, the financial institutions party thereto and First Horizon Bank as a Lender and Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SWK Holdings Corporation

Dated: October 13, 2023	By:	/s/ Joe D. Staggs
Joe D. Staggs
President and Chief Executive Officer